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                                                                    EXHIBIT 23.2

                         [Hannis T. Bourgeois, LLP Logo]
                          CERTIFIED PUBLIC ACCOUNTANTS

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Randy J. Bonnecaze, CPA*                              2322 Tremont Drive, Suite 200              Members American Institute of
Joseph D. Richard, Jr., CPA*                              Baton Rouge, LA 70809                  Certified Public Accountants
Ronnie E. Stamper, CPA*                                    Phone:(225) 928-4770                    -----------------------
Fernand P. Genre, CPA*                                      Fax:(225) 926-0945                   1175 Del Este Avenue, Suite B
Stephen M. Huggins, CPA*                                                                            Denham Springs, LA 70726
Monica L. Zumo, CPA*                                                                                ----------------------
Ronald L. Gagnet, CPA*                                                                                  www.htbcpa.com
Douglas J. Nelson, CPA*
Celeste D. Viator, CPA*
Russell J. Resweber, CPA*
Laura E. Monroe, CPA*
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R. David Wascom, CPA
*A Professional Accounting Corporation
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our Independent Auditor's Report dated January 23, 2004 on the consolidated financial statements of Business Holding Corporation and Subsidiary as of and for the years ended December 31, 2003 and 2002, incorporated herein by reference, and to the reference to our firm under the heading "EXPERTS" in the Proxy Statements/Prospectus.


                                         [Signature of Hannis T. Bourgeois, LLP]


Baton Rouge, Louisiana
November 8, 2004